UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2008

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2008, Keurig, Incorporated (“Keurig”), a wholly-owned subsidiary of Green Mountain Coffee Roasters, Inc., entered into a Settlement and License Agreement with Kraft Foods Inc., Kraft Foods Global, Inc., and Tassimo Corporation (collectively “Kraft”) providing for a complete settlement of Keurig’s previously filed lawsuit against Kraft in the United States District Court for the District of Delaware (Case No. 07-cv-17 GMS) (the “Lawsuit”).

Pursuant to the terms of the Settlement and License Agreement, Kraft will pay to Keurig a lump sum of $17,000,000 and Keurig grants to Kraft and its affiliates a limited, non-exclusive, perpetual, worldwide, fully paid up license of Keurig’s United States Patents Numbered 6,607,762 (the “762 Patent”), and 7,377,162 (the “162 Patent”), and United States and foreign counterpart patents connected to the 762 Patent or 162 Patent, for use in connection with the manufacture, distribution and sale of beverage brewing machines and certain beverage filter cartridges.

The Settlement Agreement also provides for the parties to dismiss the Lawsuit and includes a mutual general release of claims between the parties related thereto.

A copy of the press release announcing the execution of the Settlement and License Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: October 23, 2008

Exhibits

99.1	Press Release dated October 23, 2008.